UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2015

Puget Technologies, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-179212	01-0959140
(Commission File Number)	(IRS Employer Identification No.)

88 INVERNESS CIRCLE EAST, BUILDING M

Englewood, CO 80112

(Address of principal executive offices and zip code)

303-239-6597

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 4, 2015, the Board of Directors of the Registrant dismissed HARRIS & GILLESPIE CPAS, PLLC, 3901 Stone Way N #202, Seattle, WA 98103-8066 as its independent registered public accounting firm.

None of the reports of HARRIS & GILLESPIE CPAS, PLLC on the financial statements of Puget Technologies, Inc. for either of the year or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements for the fiscal years ended October 31, 2014 and 2013 contained a going concern qualification. We have had no disagreements with HARRIS & GILLESPIE CPAS, PLLC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to HARRIS & GILLESPIE CPAS, PLLC satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have provided HARRIS & GILLESPIE CPAS, PLLC with a copy of the foregoing disclosure, and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. We are including as an Exhibit to this Form 8-K, a copy of the letter from HARRIS & GILLESPIE CPAS, PLLC as required by Item 304(a)(3) of Regulation S-K.

There were no other “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B occurring within the registrant’s two most recent fiscal years and the subsequent interim period ending March 4, 2015.

On March 4, 2015, the independent registered public accounting firm of B F Borgers CPA PC,  5400 W Cedar Ave, Lakewood, CO 80226 was engaged by the Board of Directors of the Registrant as the Registrant’s new independent registered public accounting firm.

During the two most recent fiscal years, and the interim periods preceding the engagement, the registrant has not consulted  B F Borgers CPA PC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

16.1  Letter from HARRIS & GILLESPIE CPAS, PLLC, dated  March 5, 2015, to the Securities and Exchange Commission  regarding statements included in this Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Puget Technologies Inc.

/s/ Thomas M Jaspers

Thomas M Jaspers

CFO

Date:  March 5,  2015